Exhibit 99.1

4955 Technology Way ∎ Boca Raton, Florida 33431 ∎ www.geogroup.com

THE GEO GROUP REPORTS FOURTH QUARTER AND FULL YEAR 2022 RESULTS

Boca Raton, Fla. – February 14, 2023 — The GEO Group, Inc. (NYSE: GEO) (“GEO”), a leading provider of support services for secure facilities, processing centers, and reentry centers, as well as enhanced in-custody rehabilitation, post-release support, and electronic monitoring programs, reported today its financial results for the fourth quarter and full year 2022.

Fourth Quarter 2022 Highlights

•	Total revenues of $620.7 million

•	Net Income of $41.8 million

•	Net Income Attributable to GEO of $0.28 per diluted share

•	Adjusted Net Income of $0.34 per diluted share

•	Adjusted EBITDA of $145.5 million

For the fourth quarter 2022, we reported net income attributable to GEO of $41.8 million, compared to a net loss attributable to GEO of $49.8 million for the fourth quarter 2021. We reported total revenues for the fourth quarter 2022 of $620.7 million compared to $557.5 million for the fourth quarter 2021.

Excluding unusual and/or nonrecurring items, we reported adjusted net income for the fourth quarter 2022 of $42.1 million, or $0.34 per diluted share, compared to $45.5 million, or $0.38 per diluted share, for the fourth quarter 2021. We reported fourth quarter 2022 Adjusted EBITDA of $145.5 million, compared to $124.1 million for the fourth quarter 2021.

Fourth quarter 2022 results reflect higher interest expense as a result of the completed transactions to address the substantial majority of our outstanding debt, which closed on August 19, 2022.

George C. Zoley, Executive Chairman of GEO, said, “Our diversified business units delivered strong operating and financial performance throughout 2022. Our performance has been underpinned by our diversification strategy, which has helped us build industry leading positions and achieve continued growth at a time when our business was facing pandemic and policy related challenges.

Our strong results also positioned us to reduce our net debt to approximately $1.975 billion and our net leverage to approximately 3.7 times Adjusted EBITDA by year-end 2022, marking substantial progress towards our goal of reducing our net leverage to below 3.5 times Adjusted EBITDA by the end of 2023 and to below 3 times Adjusted EBITDA by the end of 2024. We remain optimistic that the successful execution of our strategy can continue to unlock equity value for our shareholders.”

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Contact:	Pablo E. Paez	(866) 301 4436
Executive Vice President, Corporate Relations

Full Year 2022 Highlights

•	Total revenues of $2.38 billion

•	Net Income of $172.0 million

•	Net Income Attributable to GEO of $1.17 per diluted share

•	Adjusted Net Income of $1.40 per diluted share

•	Adjusted EBITDA of $539.2 million

For the full year 2022, we reported net income attributable to GEO of $172.1 million, compared to net income attributable to GEO of $77.4 million for the full year 2021. We reported total revenues for the full year 2022 of $2.38 billion compared to $2.26 billion for the full year 2021.

Excluding unusual and/or nonrecurring items, we reported adjusted net income for the full year 2022 of $171.5 million, or $1.40 per diluted share, compared to $159.2 million, or $1.32 per diluted share, for the full year 2021. We reported Adjusted EBITDA of $539.2 million for the full year 2022, compared to $467.0 million for the full year 2021.

Balance Sheet and Liquidity

As of the year ended December 31, 2022, we had approximately $95.1 million in cash and cash equivalents on our balance sheet. Accounting for our cash on hand, we have approximately $1.975 billion in net debt outstanding. On August 19, 2022, we completed a series of transactions, which staggered our outstanding debt maturities over a longer period of time and significantly reduced our near-term debt maturities.

Since the beginning of 2020, we have reduced our overall net recourse debt by more than $450 million. We expect to continue to focus on reducing net debt with the goal of decreasing our net leverage to below 3.5 times Adjusted EBITDA by the end of 2023 and to below 3 times Adjusted EBITDA by the end of 2024.

2023 Financial Guidance

Today, we issued our initial financial guidance for 2023. We expect full year 2023 Net Income Attributable to GEO to be between $100 million and $127 million on annual revenues of between $2.37 billion and $2.47 billion. Our GAAP Net Income guidance for 2023 reflects an expected increase in our net interest expense of approximately $67 million, due to rising interest rates and the debt restructuring transactions we completed in August of 2022. We expect our full year 2023 Adjusted EBITDA to be between $500 million and $540 million.

Since the beginning of 2023, we have experienced a decline in the number of participants under the U.S. Department of Homeland Security’s Intensive Supervision and Appearance Program (the “ISAP program”), as a result of recent immigration policy changes and budgetary pressures, and presently, the number of participants in the ISAP program is below 290,000. Our full year 2023 guidance provides a range of assumptions for our Electronic Monitoring and Supervision Services segment with the low end of our guidance reflecting a continued reduction in the number of participants in the ISAP program and the high end of our guidance reflecting a steady rate based on the current ISAP program participant level.

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Contact:	Pablo E. Paez	(866) 301 4436
Executive Vice President, Corporate Relations

Our full year 2023 guidance also reflects no assumption for the potential reactivation of our currently idle facilities, which total approximately 11,000 Secure Services beds and 2,000 Reentry beds. Our full year 2023 guidance also reflects assumptions for higher labor, medical, and food expenses due to continued inflationary trends. We expect our effective tax rate for the full year 2023 to be approximately 28 percent, exclusive of any discrete items.

For the first quarter of 2023, we expect Net Income Attributable to GEO to be between $26 million and $28 million on quarterly revenues of $605 million to $610 million, and we expect our first quarter 2023 Adjusted EBITDA to be in a range of $127 million and $132 million.

Compared to fourth quarter 2022 results, our first quarter 2023 guidance reflects the impact of having two fewer days in the quarter, representing approximately $14 million in revenues and $3 million in Adjusted EBITDA. Additionally, as we have previously disclosed, our first quarter of the year is impacted by seasonality related to payroll taxes, which are frontloaded in the beginning of each year and have an impact to the bottom line of approximately $7 million. Our first quarter 2023 guidance also reflects our assumptions related to higher interest expense due to rising interest rates and higher labor, medical, and food expenses due to continued inflationary trends.

COVID-19 Information

As the COVID-19 pandemic has impacted communities across the United States and around the world, our employees and facilities have also been impacted by the spread of COVID-19. Ensuring the health and safety of our employees and all those in our care has always been our number one priority. From the beginning of the pandemic, we have implemented mitigation initiatives to address the risks of COVID-19, consistent with the guidance issued for correctional and detention facilities by the Centers for Disease Control and Prevention (“CDC”). We will continue to evaluate and refine the steps we take as appropriate and necessary based on updated guidance by the CDC and best practices. We are grateful for our frontline employees who continue to make daily sacrifices to care for all those in our facilities. Additional information on the COVID-19 mitigation initiatives implemented by GEO can be found at www.geogroup.com/COVID19.

Conference Call Information

We have scheduled a conference call and webcast for today at 11:00 AM (Eastern Time) to discuss our fourth quarter and full year 2022 financial results as well as our outlook. The call-in number for the U.S. is 1-877-250-1553 and the international call-in number is 1-412-542-4145. In addition, a live audio webcast of the conference call may be accessed on the Webcasts section under the News, Events and Reports tab of GEO’s investor relations webpage at investors.geogroup.com. A replay of the webcast will be available on the website for one year. A telephonic replay of the conference call will be available until February 21, 2023, at 1-877-344-7529 (U.S.) and 1-412-317-0088 (International). The participant passcode for the telephonic replay is 1705386.

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Contact:	Pablo E. Paez	(866) 301 4436
Executive Vice President, Corporate Relations

About The GEO Group

The GEO Group, Inc. (NYSE: GEO) is a leading diversified government service provider, specializing in design, financing, development, and support services for secure facilities, processing centers, and community reentry centers in the United States, Australia, South Africa, and the United Kingdom. GEO’s diversified services include enhanced in-custody rehabilitation and post-release support through the award-winning GEO Continuum of Care®, secure transportation, electronic monitoring, community-based programs, and correctional health and mental health care. GEO’s worldwide operations include the ownership and/or delivery of support services for 102 facilities totaling approximately 82,000 beds, including idle facilities and projects under development, with a workforce of up to approximately 18,000 employees.

Reconciliation Tables and Supplemental Information

GEO has made available Supplemental Information which contains reconciliation tables of Net Income (Loss) Attributable to GEO to Adjusted Net Income, Net Income (Loss) to EBITDA and Adjusted EBITDA, and Net Income (Loss) Attributable to GEO to Adjusted Funds From Operations (“AFFO”), along with supplemental financial and operational information on GEO’s business and other important operating metrics. The reconciliation tables are also presented herein.

Please see the section below titled “Note to Reconciliation Tables and Supplemental Disclosure - Important Information on GEO’s Non-GAAP Financial Measures” for information on how GEO defines these supplemental Non-GAAP financial measures and reconciles them to the most directly comparable GAAP measures. GEO’s Reconciliation Tables can be found herein and in GEO’s Supplemental Information available on GEO’s investor webpage at investors.geogroup.com.

Note to Reconciliation Tables and Supplemental Disclosure –

Important Information on GEO’s Non-GAAP Financial Measures

Adjusted Net Income, EBITDA, Adjusted EBITDA, and AFFO are non-GAAP financial measures that are presented as supplemental disclosures. GEO has presented herein certain forward-looking statements about GEO’s future financial performance that include non-GAAP financial measures, including Net Debt, Net Leverage, Adjusted Net Income, Adjusted EBITDA, and AFFO.

The determination of the amounts that are included or excluded from these non-GAAP financial measures is a matter of management judgment and depends upon, among other factors, the nature of the underlying expense or income amounts recognized in a given period. While we have provided a high level reconciliation for the guidance ranges for full year 2023, we are unable to present a more detailed quantitative reconciliation of the forward-looking non-GAAP financial measures to their most directly comparable forward-looking GAAP financial measures because management cannot reliably predict all of the necessary components of such GAAP measures.

The quantitative reconciliation of the forward-looking non-GAAP financial measures will be provided for completed annual and quarterly periods, as applicable, calculated in a consistent manner with the quantitative reconciliation of non-GAAP financial measures previously reported for completed annual and quarterly periods.

Net Debt is defined as gross principal less cash from restricted subsidiaries. Net Leverage is defined as Net Debt divided by Adjusted EBITDA.

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Contact:	Pablo E. Paez	(866) 301 4436
Executive Vice President, Corporate Relations

EBITDA is defined as net income (loss) adjusted by adding provisions for income tax, interest expense, net of interest income, and depreciation and amortization. Adjusted EBITDA is defined as EBITDA adjusted for (gain)/loss on asset divestitures, pre-tax, net loss attributable to non-controlling interests, stock-based compensation expenses, pre-tax, other non-cash revenue and expenses, pre-tax, and certain other adjustments as defined from time to time, including for the periods presented start-up expenses, pre-tax, transaction related expenses, pre-tax, one-time employee restructuring expenses, pre-tax, and close-out expenses, pre-tax.

Given the nature of our business as a real estate owner and operator, we believe that EBITDA and Adjusted EBITDA are helpful to investors as measures of our operational performance because they provide an indication of our ability to incur and service debt, to satisfy general operating expenses, to make capital expenditures, and to fund other cash needs or reinvest cash into our business.

We believe that by removing the impact of our asset base (primarily depreciation and amortization) and excluding certain non-cash charges, amounts spent on interest and taxes, and certain other charges that are highly variable from year to year, EBITDA and Adjusted EBITDA provide our investors with performance measures that reflect the impact to operations from trends in occupancy rates, per diem rates and operating costs, providing a perspective not immediately apparent from net income.

The adjustments we make to derive the non-GAAP measures of EBITDA and Adjusted EBITDA exclude items which may cause short-term fluctuations in income from continuing operations and which we do not consider to be the fundamental attributes or primary drivers of our business plan and they do not affect our overall long-term operating performance.

EBITDA and Adjusted EBITDA provide disclosure on the same basis as that used by our management and provide consistency in our financial reporting, facilitate internal and external comparisons of our historical operating performance and our business units and provide continuity to investors for comparability purposes.

Adjusted Net Income is defined as net income (loss) attributable to GEO adjusted for certain items which by their nature are not comparable from period to period or that tend to obscure GEO’s actual operating performance, including for the periods presented gain/loss on asset divestitures, pre-tax, gain/loss on the extinguishment of debt, pre-tax, start-up expenses, pre-tax, transaction related expenses, pre-tax, one-time employee restructuring expenses, pre-tax, close-out expenses, pre-tax, change in tax structure to C Corp, and tax effect of adjustments to net income (loss) attributable to GEO.

AFFO is defined as net income (loss) attributable to GEO adjusted by adding depreciation and amortization, stock-based compensation expense, the amortization of debt issuance costs, discount and/or premium and other non-cash interest, (gain)/loss on asset divestitures, pre-tax, and by subtracting facility maintenance capital expenditures and other non-cash revenue and expenses. From time to time, AFFO is also adjusted for certain items which by their nature are not comparable from period to period or that tend to obscure GEO’s actual operating performance, including for the periods presented gain/loss on the extinguishment of debt, pre-tax, start-up expenses, pre-tax, transaction related expenses, pre-tax, one-time employee restructuring expenses, pre-tax, close-out expenses, pre-tax, change in tax structure to C Corp, and tax effect of adjustments to net income (loss) attributable to GEO.

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Contact:	Pablo E. Paez	(866) 301 4436
Executive Vice President, Corporate Relations

Safe-Harbor Statement

This press release contains forward-looking statements regarding future events and future performance of GEO that involve risks and uncertainties that could materially and adversely affect actual results, including statements regarding GEO’s financial guidance for the full year and first quarter of 2023 and GEO’s expected targets for net recourse debt reductions and net leverage decreases. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate,” or “continue” or the negative of such words and similar expressions. Risks and uncertainties that could cause actual results to vary from current expectations and forward-looking statements contained in this press release include, but are not limited to: (1) GEO’s ability to meet its financial guidance for 2023 given the various risks to which its business is exposed, including potential further reductions in the number of participants in the ISAP program; (2) GEO’s ability to deleverage and repay, refinance or otherwise address its debt maturities in an amount and on terms commercially acceptable to GEO, and on the timeline it expects or at all; (3) GEO’s ability to identify and successfully complete any potential sales of company-owned assets and businesses on commercially advantageous terms on a timely basis, or at all; (4) changes in federal and state government policy, orders, directives, legislation and regulations that affect public-private partnerships with respect to secure, correctional and detention facilities, processing centers and reentry centers, including the timing and scope of implementation of President Biden’s Executive Order directing the U.S. Attorney General not to renew the U.S. Department of Justice contracts with privately operated criminal detention facilities; (5) changes in federal immigration policy; (6) public and political opposition to the use of public-private partnerships with respect to secure correctional and detention facilities, processing centers and reentry centers; (7) the magnitude, severity, and duration of the current COVID-19 global pandemic, its impact on GEO, GEO’s ability to mitigate the risks associated with COVID-19, and the efficacy and distribution of COVID-19 vaccines; (8) GEO’s ability to sustain or improve company-wide occupancy rates at its facilities in light of the COVID-19 global pandemic and policy and contract announcements impacting GEO’s federal facilities in the United States; (9) fluctuations in our operating results, including as a result of contract terminations, contract renegotiations, changes in occupancy levels and increases in our operating costs; (10) general economic and market conditions, including changes to governmental budgets and its impact on new contract terms, contract renewals, renegotiations, per diem rates, fixed payment provisions, and occupancy levels; (11) GEO’s ability to address inflationary pressures related to labor related expenses and other operating costs; (12) GEO’s ability to timely open facilities as planned, profitably manage such facilities and successfully integrate such facilities into GEO’s operations without substantial costs; (13) GEO’s ability to win management contracts for which it has submitted proposals and to retain existing management contracts; (14) risks associated with GEO’s ability to control operating costs associated with contract start-ups; (15) GEO’s ability to successfully pursue growth and continue to create shareholder value; (16) GEO’s ability to obtain financing or access the capital markets in the future on acceptable terms or at all; and (17) other factors contained in GEO’s Securities and Exchange Commission periodic filings, including its Form 10-K, 10-Q and 8-K reports, many of which are difficult to predict and outside of GEO’s control.

Contact:	Pablo E. Paez	(866) 301 4436
Executive Vice President, Corporate Relations

Fourth quarter and full year 2022 financial tables to follow:

Condensed Consolidated Balance Sheets*

(Unaudited)

	As of	As of
	December 31, 2022	December 31, 2021
	(unaudited)	(unaudited)
ASSETS
Cash and cash equivalents	$95,073	$506,491
Restricted cash and cash equivalents	—	20,161
Accounts receivable, less allowance for doubtful accounts	416,399	365,573
Contract receivable, current portion	—	6,507
Prepaid expenses and other current assets	43,536	45,176

Total current assets	$555,008	$943,908
Restricted Cash and Investments	111,691	76,158
Property and Equipment, Net	2,002,021	2,037,845
Contract Receivable	—	367,071
Operating Lease Right-of-Use Assets, Net	90,950	112,187
Assets Held for Sale	480	7,877
Deferred Income Tax Assets	8,005	—
Intangible Assets, Net (including goodwill)	902,887	921,349
Other Non-Current Assets	89,341	71,013

Total Assets	$3,760,383	$4,537,408

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$79,312	$64,073
Accrued payroll and related taxes	53,225	67,210
Accrued expenses and other current liabilities	237,369	200,712
Operating lease liabilities, current portion	22,584	28,279
Current portion of finance lease obligations, long-term debt, and non-recourse debt	44,722	18,568

Total current liabilities	$437,212	$378,842
Deferred Income Tax Liabilities	75,849	80,768
Other Non-Current Liabilities	74,008	87,073
Operating Lease Liabilities	73,801	89,917
Finance Lease Liabilities	1,280	1,977
Long-Term Debt	1,933,145	2,625,959
Non-Recourse Debt	—	297,856
Total Shareholders’ Equity	1,165,088	975,016

Total Liabilities and Shareholders’ Equity	$3,760,383	$4,537,408

*	all figures in ‘000s

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Contact:	Pablo E. Paez	(866) 301 4436
Executive Vice President, Corporate Relations

Condensed Consolidated Statements of Operations*

(Unaudited)

	Q4 2022	Q4 2021	FY 2022	FY 2021
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenues	$620,682	$557,539	$2,376,727	$2,256,612
Operating expenses	430,565	395,986	1,663,728	1,629,046
Depreciation and amortization	32,641	34,871	132,925	135,177
General and administrative expenses	49,094	50,664	196,972	204,306

Operating income	108,382	76,018	383,102	288,083
Interest income	530	5,830	16,831	24,007
Interest expense	(53,166)	(33,038)	(164,550)	(129,460)
(Loss) Gain on extinguishment of debt	(408)	—	(37,895)	4,693
Gain on asset divestitures	—	1,209	32,332	5,499

Income before income taxes and equity in earnings of affiliates	55,338	50,019	229,820	192,822
Provision for income taxes	14,793	101,336	62,899	122,730
Equity in earnings of affiliates, net of income tax provision	984	1,495	4,771	7,141

Net income/(loss)	41,529	(49,822)	171,692	77,233
Less: Net loss attributable to noncontrolling interests	2	26	121	185

Net income/(loss) attributable to The GEO Group, Inc. **	$41,531	$(49,796)	$171,813	$77,418

Weighted Average Common Shares Outstanding:
Basic	121,165	120,553	121,040	120,384
Diluted **	124,545	120,553	122,281	120,732
Net income/(loss) per Common Share Attributable to The GEO Group, Inc. ***:
Basic:
Net income/(loss) per share — basic	$0.29	$(0.41)	$1.18	$0.59

Diluted:
Net income/(loss) per share — diluted	$0.28	$(0.41)	$1.17	$0.58

*	All figures in ‘000s, except per share data
**

As a result of GEO’s restructuring to a taxable C Corporation in fiscal year 2021, during the fourth quarter of 2021 the Company incurred a one-time, non-cash deferred tax charge of approximately $70.8 million. GEO also incurred approximately $29.3 million in incremental income tax expense in the fourth quarter of 2021 due to the resulting higher corporate tax rate for 2021, including a catch-up tax expense of approximately $16.8 million in connection with the first three quarters of 2021.

***

In accordance with U.S. GAAP, diluted earnings per share attributable to GEO available to common stockholders is calculated under the if-converted method or the two-class method, whichever calculation results in the lowest diluted earnings per share amount, which may be lower than Adjusted Net Income Per Diluted Share.

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Contact:	Pablo E. Paez	(866) 301 4436
Executive Vice President, Corporate Relations

Reconciliation of Net Income to EBITDA and Adjusted EBITDA,

and Net Income Attributable to GEO to Adjusted Net Income*

(Unaudited)

	Q4 2022	Q4 2021	FY 2022	FY 2021
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net Income/(Loss)	$41,529	$(49,822)	$171,692	$77,233
Add:
Income tax provision **	15,070	101,523	63,639	123,766
Interest expense, net of interest income ***	53,045	27,208	185,614	100,760
Depreciation and amortization	32,641	34,871	132,925	135,177

EBITDA	$142,285	$113,780	$553,870	$436,936

Add (Subtract):
(Gain)/Loss on asset divestitures, pre-tax	—	567	(32,332)	(3,723)
Net loss attributable to noncontrolling interests	2	26	121	185
Stock based compensation expenses, pre-tax	3,194	3,444	16,204	19,199
Start-up expenses, pre-tax	—	1,723	—	1,723
Transaction related expenses, pre-tax	—	4,141	1,322	8,118
One-time employee restructuring expenses, pre-tax	—	—	—	7,459
Close-out expenses, pre-tax	—	1,475	—	1,475
Other non-cash revenue & expenses, pre-tax	—	(1,102)	—	(4,408)

Adjusted EBITDA	$145,481	$124,054	$539,185	$466,964

Net Income/(Loss) attributable to GEO	$41,531	$(49,796)	$171,813	$77,418
Add (Subtract):
(Gain)/Loss on asset divestitures, pre-tax	—	567	(32,959)	(3,723)
(Gain)/Loss on extinguishment of debt, pre-tax	408	—	37,895	(4,693)
Start-up expenses, pre-tax	—	2,242	—	2,242
Transaction related expenses, pre-tax	—	4,141	1,322	8,118
One-time employee restructuring expenses, pre-tax	—	—	—	7,459
Close-out expenses, pre-tax	—	3,291	—	3,291
Change in tax structure to C Corp	—	87,611	—	70,813
Tax effect of adjustments to net income/(loss) attributable to GEO (1)	(103)	(2,575)	(6,875)	(1,722)

Adjusted Net Income	$41,836	$45,481	$171,196	$159,203

Weighted average common shares outstanding - Diluted	124,545	120,553	122,281	120,732

Adjusted Net Income per Diluted share	0.34	0.38	1.40	1.32

*	all figures in ‘000s, except per share data
**	including income tax provision on equity in earnings of affiliates
***	includes (gain)/loss on extinguishment of debt
(1)

Tax adjustments related to gain/loss on asset divestitures, gain/loss on extinguishment of debt, start-up expenses, transaction related expenses, one-time employee restructuring expenses, close-out expenses, and change in tax structure to C Corp. In connection with the termination of the Company’s REIT status effective for the year ended December 31, 2021, the tax effect of adjustments to net income attributable to GEO have been presented for fourth quarter and fiscal year 2021 to reflect the applicable effective tax rates that GEO would have been subject to as a taxable C Corporation.

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Contact:	Pablo E. Paez	(866) 301 4436
Executive Vice President, Corporate Relations

Reconciliation of Net Income Attributable to GEO to AFFO*

(Unaudited)

	Q4 2022	Q4 2021	FY 2022	FY 2021
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net Income/(Loss) attributable to GEO	$41,531	$(49,796)	$171,813	$77,418
Add (Subtract):
Depreciation and amortization	32,641	34,871	132,925	135,177
Facility maintenance capital expenditures	(8,601)	(3,518)	(21,817)	(11,313)
Stock based compensation expenses	3,194	3,444	16,204	19,199
Other non-cash revenue & expenses	—	(1,102)	—	(4,408)
Amortization of debt issuance costs, discount and/or premium and other non-cash interest	2,794	1,939	9,004	7,498
(Gain)/Loss on asset divestitures, pre-tax	—	567	(32,332)	(3,722)
Other Adjustments:
Add (Subtract):
(Gain)/Loss on extinguishment of debt, pre-tax	408	—	37,895	(4,693)
Start-up expenses, pre-tax	—	1,723	—	1,723
Transaction related expenses, pre-tax	—	4,141	1,322	8,118
One-time employee restructuring expenses, pre-tax	—	—	—	7,459
Close-out expenses, pre-tax	—	1,475	—	1,475
Change in tax structure to C Corp	—	87,611	—	70,813
Tax effect of adjustments to net income/(loss) attributable to GEO **	(103)	(1,711)	(7,032)	(26)

Equals: AFFO	$71,864	$79,644	$307,982	$304,718

Weighted average common shares outstanding - Diluted	124,545	120,553	122,281	120,732
AFFO per Diluted Share	0.58	0.66	2.52	2.52

*	All figures in ‘000s, except per share data
**

Tax adjustments related to gain/loss on asset divestitures, gain/loss on extinguishment of debt, start-up expenses, transaction related expenses, one-time employee restructuring expenses, close-out expenses, and change in tax structure to C Corp. In connection with the termination of the Company’s REIT status effective for the year ended December 31, 2021, the tax effect of adjustments to net income attributable to GEO have been presented for fourth quarter and fiscal year 2021 to reflect the applicable effective tax rates that GEO would have been subject to as a taxable C Corporation.

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Contact:	Pablo E. Paez	(866) 301 4436
Executive Vice President, Corporate Relations

2023 Outlook/Reconciliation (1)

(In thousands, except per share data)

(Unaudited)

	FY 2023
Net Income Attributable to GEO	$100,000	to	$127,000
Net Interest Expense	212,000		217,000
Income Taxes
(including income tax provision on equity in earnings of affiliates)	42,000		49,000
Depreciation and Amortization	129,500		130,500
Non-Cash Stock Based Compensation	16,500		16,500

Adjusted EBITDA	$500,000	to	$540,000

Net Income Attributable to GEO Per Diluted Share	$0.80	to	$1.02

Weighted Average Common Shares Outstanding-Diluted	124,500	to	124,500
CAPEX
Growth	—	to	—

Technology	32,000	to	40,000

Facility Maintenance	45,000	to	48,000

Capital Expenditures	77,000	to	88,000

Total Debt, Net	$1,815,000		$1,775,000
Total Leverage, Net	3.49		3.41

(1)	Total Net Leverage is calculated using the midpoint of Adjusted EBITDA guidance range.

- End -

Contact:	Pablo E. Paez	(866) 301 4436
Executive Vice President, Corporate Relations